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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



Select Comfort Direct Corporation

Select Comfort Retail Corporation

Select Comfort SC Corporation

selectcomfort.com corporation

Select Comfort Wholesale Corporation

Direct Call Centers, Inc.